Exhibit 10.7

Base Salaries of Named Executive Officers of the Registrant

As of March 1, 2006, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402 (a)(3) of Regulation S-K) of Old Point Financial Corporation:

Robert F. Shuford	$242,000
Chairman, President & Chief Executive Officer
Old Point Financial Corporation

Louis G. Morris	$200,000
Executive Vice President/OPNB
Old Point Financial Corporation

Cary B. Epes	$141,500
Senior Vice President/Business Development & Lending
Old Point Financial Corporation

Margaret P. Causby	$141,500
Senior Vice President/Risk Management
Old Point Financial Corporation

Laurie D. Grabow	$124,800
Chief Financial Officer & Senior Vice President/Finance
Old Point Financial Corporation